As filed with the Securities and
Exchange Commission on February 2, 1998      Registration No.  333 - ___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                            FLUOR DANIEL GTI, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                           02-0324047
    (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)            Identification No.)

            100 River Ridge Drive, Norwood, Massachusetts     02062
              (Address of Principal Executive Officers)     (Zip Code)

                            FLUOR DANIEL GTI, INC.
                                1997 STOCK PLAN
                          (Full titles of the Plans)

                  MARY C. STACK, Vice President and Treasurer
                            Fluor Daniel GTI, Inc.
              100 River Ridge Drive, Norwood, Massachusetts 02062
                    (Name and address of agent for service)

                                (617) 769-7600
         (Telephone number, including area code, of agent for service)

                             _____________________

                        CALCULATION OF REGISTRATION FEE

================================================================================
Title of          Amount      Proposed Maximum   Proposed Maximum   Amount of
Securities to     to be       Offering Price     Aggregate          Registration
be Registered     Registered  Per Share/(1)/     Offering Price     Fee
--------------------------------------------------------------------------------
Common Stock      290,000         $9.4375          $2,736,875.00       $807.38
$.001 Par Value   shares
================================================================================

     (1) The price of $9.4375 per share, which was the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers, Inc. Automated Quotation System on January 29, 1998 is set forth solely for the purpose of calculating the filing fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Participant Plan Annual Information.
         --------------------------------------------------------------

         Not required to be filed with the Commission.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Commission by Fluor Daniel GTI, Inc. (the "Registrant") are incorporated herein by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The description of the Common Stock, $.001 par value, of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on May 8, 1996, and incorporating by reference the information contained in the Registrant's Form S-4 Registration Statement No. 333-02291, as amended.

     All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     The validity of the securities of the Registrant being registered hereby has been passed upon by Raymond M. Bukaty, Assistant General Counsel of Fluor Corporation and Secretary of the Registrant. Mr. Bukaty holds no shares of Registrant's common stock and does not participate in the Fluor Daniel GTI, Inc. 1997 Stock Plan.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     (a) Section 145 of the Delaware General Corporation Law ("Section 145") provides that a corporation may indemnify its directors and officers. Article 14 of the Registrant's By-laws provides that each director and officer shall be indemnified to the fullest extent permitted by Delaware law by the Registrant against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director of the Registrant.

     (b) Article Tenth of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders, notwithstanding any provision of law imposing such liability. Article Tenth, however, does not eliminate liability of the Registrant's directors for breach of the director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law and actions leading to improper personal benefit to the director, or under Section 174 of Title 8 of the Delaware Code.

     (c) The Registrant and its directors and officers are covered by liability insurance.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     Exhibit No.   Description of Exhibit
     -----------   ----------------------

     4.1           Fluor Daniel GTI, Inc. 1997 Stock Plan (Filed as Exhibit
                   10.22 to the Registrant's Form 10-K for Transition Period May
                   1 - October 31, 1996 and incorporated herein by reference).

     5.1 Opinion of Raymond M. Bukaty as to the validity of the securities registered hereby.

     24.1          Consent of Raymond M. Bukaty (included in Exhibit 5.1).

     24.2          Consent of Ernst & Young LLP, Independent Auditors.

     24.3          Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     24.4          Consent of Ernst & Young LLP, Independent Auditors.

Item 9.  Undertakings.
         ------------

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
         --------  -------
         apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts, on this, the 22nd day of September, 1997.

                                        FLUOR DANIEL GTI, INC.


                                        By: /s/ Mary C. Stack
                                            ------------------------------------
                                                Mary C. Stack
                                                Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

Signature                   Capacity                        Date
---------                   --------                        ----

/s/ Walter C. Barber        President, CEO and Director     September 22, 1997
-------------------------   (Principal Executive Officer)
Walter C. Barber

/s/ Mary C. Stack           Vice President and Treasurer    September 22, 1997
-------------------------   (Principal Financial Officer)
Mary C. Stack

/s/ Allan S. Bufferd        Director                        September 22, 1997
-------------------------
Allan S. Bufferd

/s/ Ron G. Peterson         Director                        September 22, 1997
-------------------------
Ron G. Peterson

/s/ David L. Myers          Director                        September 22, 1997
-------------------------
David L. Myers

/s/ J. Michal Conaway       Director                        September 22, 1997
-------------------------
J. Michal Conaway

/s/ Ernie Green             Director                        September 22, 1997
-------------------------
Ernie Green

                                 EXHIBIT INDEX

    Exhibit No.   Description of Exhibit
    -----------   ----------------------

        4.1 Fluor Daniel GTI, Inc. 1997 Stock Plan (Filed as Exhibit 10.22 to the Registrant's Form 10-K for Transition Period May 1 -
                  October 31, 1996 and incorporated herein by reference).

        5.1       Opinion of Raymond M. Bukaty.

        24.1      Consent of Raymond M. Bukaty (included in Exhibit 5.1).

        24.2      Consent of Ernst & Young LLP, Independent Auditors.

        24.3      Consent of Coopers & Lybrand L.L.P., Independent Accountants.

        24.4      Consent of Ernst & Young LLP, Independent Auditors.